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                                  NEWS RELEASE
                                  ------------


For Immediate Release                               April 24, 2007

Contacts:      John K. Keach, Jr.                   Mark T. Gorski
               Chairman                             Executive Vice President
               Chief Executive Officer              Chief Financial Officer
               (812) 373-7816                       (812) 373-7379



                         HOME FEDERAL BANCORP ANNOUNCES
               FIRST QUARTER EARNINGS AND STOCK REPURCHASE PROGRAM


(Columbus, In) -- Home Federal Bancorp (the "Company") (NASDAQ: HOMF), the holding company of HomeFederal Bank of Columbus, Indiana (the "Bank"), today announced quarterly earnings of $1,089,000 or $0.30 diluted earnings per common share, for the quarter. First quarter earnings included a pre-tax charge of $788,000 related to a separation agreement with a former executive vice president of the Bank and the Company. Excluding the impact of the charge related to the separation agreement, first quarter earnings would have been $1,565,000 or $0.43 diluted earnings per common share. This compared to earnings of $1,524,000, or $0.39 diluted earnings per common share, a year earlier. Total loans increased $13.5 million for the quarter driven by commercial loan growth of $22.6 million. The growth in commercial loans had a positive impact on net interest margin, which increased to 3.44% for the quarter - a 12 basis point increase from the prior year. Chairman and CEO John Keach, Jr. stated, "We are pleased with the continued growth of our commercial loan portfolio. We remain excited about our opportunities for growth in the Indianapolis market, but we are very encouraged by the $9 million of commercial loan growth during the quarter that was originated in our southeast Indiana markets." Executive Vice President and CFO Mark Gorski added, "We are very pleased with the improvement in our net interest margin resulting from the balance sheet repositioning strategies."

Balance Sheet

Total assets were $865.1 million as of March 31, 2007, a decrease of $39.4 million from December 31, 2006. Total loans increased $13.5 million while total cash and due from banks decreased $51.8 million. Cash and due from banks was unusually high at the end of the prior year due to large deposits made by public fund customers at year end, which were subsequently withdrawn in early January 2007.

Total retail deposits decreased $27.1 million compared to balances at December 31, 2006. As mentioned above, prior year end balances included several unusually large public fund account balances. During the first quarter of 2007, public fund transaction account balances decreased $42.9 million to more consistent levels. All other retail deposit categories in total increased $15.8 million including growth of $13.4 million in certificates of deposit and growth of $2.8 million in non interest bearing checking accounts.


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Home Federal Bancorp
First Quarter Earnings
Page 2

As of March 31, 2007, shareholders' equity was $68.4 million. The decrease in shareholders' equity of $2.9 million during the quarter was primarily the result of stock repurchases of 130,349 shares for $3.8 million. The return on average assets for the quarter was 0.50% annualized while the return on average equity was 6.17%. Excluding the impact of the charges associated with the separation agreement, the return on average assets for the quarter would have been 0.72% annualized while the return on average equity would have been 8.87%.

Asset Quality

Provision for loan losses was $280,000 for the first quarter, an increase of $163,000 over the first quarter of 2006. Net charge offs were $175,000 for the first quarter representing an annualized net charge off ratio of 0.10% compared to net charge offs of $99,000 representing an annualized net charge off ratio of 0.06% for the first quarter of 2006. The increase in the provision for loan losses resulted from the growth in generally higher risk commercial loans during the quarter. Non-performing assets to total assets increased to 0.57% at March 31, 2007 from 0.46% at December 31, 2006. Non-performing loans to total gross loans increased to 0.65% at March 31, 2007 from 0.54% at December 31, 2006. The ratio of the allowance for loan losses to total loans was 0.95% at March 31, 2007. In addition, the allowance for loan losses to non-performing loans was 143% as of March 31, 2007 compared to 176% at December 31, 2006.

Net Interest Income

Net interest income was $6,803,000 for the first quarter, an increase of $476,000 or 8% over the first quarter of 2006. Net interest margin for the quarter was 3.44%, a 10 basis point increase compared to the fourth quarter of 2006 and a 12 basis point increase compared to the first quarter of 2006. During periods of rising interest rates, the yield on interest bearing liabilities generally increases more rapidly than the yield on interest earning assets. The yield on interest earning assets and interest bearing liabilities have increased due to the impact of generally higher interest rates compared to the first quarter of 2006. However, the shift in interest earning assets away from lower yielding investment securities and residential mortgage loans into higher yielding commercial loans along with the shift from generally higher cost wholesale funding sources to retail deposits has allowed the yield on interest earning assets to grow at a faster pace than the yield on interest bearing liabilities.

Non Interest Income

Non interest income was $2,907,000 for the first quarter, an increase of $142,000 or 5% over the first quarter of 2006. The increase in non interest income was due primarily to increases in deposit service fee income and investment advisory fees. Total deposit fee income increased $341,000 or 31% over the first quarter of 2006 due primarily to the implementation of an enhanced overdraft privilege product in the second quarter of 2006 as well as an increased number of deposit accounts. Investment advisory fees increased $82,000 or 23% over the first quarter of 2006 due to continued increases in assets under management as compared to the prior year along with the addition of two additional brokers during 2006. These increases were partially offset by the decrease in loan servicing income. Due to the sale of the mortgage servicing portfolio in the fourth quarter of 2006, loan servicing income decreased $292,000 over the first quarter of 2006. In addition, loan servicing income for the first quarter of 2006 included a $206,000 impairment recovery.


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Home Federal Bancorp
First Quarter Earnings
Page 3

Non Interest Expenses

Non interest expenses was $7,798,000 for the quarter, an increase of $1,096,000 over the first quarter of 2006. Excluding the impact of the charges associated with the separation agreement, non interest expenses increased $308,000 or 5% over the first quarter of 2006. Compensation and employee benefits expense increased $213,000 or 6% over the first quarter of 2006 due primarily to additional salary and incentive compensation expense for the new commercial lending and commercial credit staff in Indianapolis, additional brokerage commission costs resulting from increased revenue and normal annual salary increases. Marketing expense decreased $132,000 over the first quarter of 2006. We expect our marketing expense for 2007 to be approximately equal to 2006; however, the timing of when these amounts will be spent as compared to the prior year will fluctuate. Miscellaneous expenses, excluding the charges associated with the separation agreement, increased $187,000 over the first quarter of 2006. The increase was primarily due to an increase of $97,000 in professional fees as additional legal and accounting expenses were incurred to address new proxy disclosure requirements and new accounting pronouncements.

Stock Repurchase Programs

In October 2006, the Board of Directors approved the eleventh repurchase, from time to time, on the open market of up to 5% of the Company's outstanding shares of common stock, without par value ("Common Stock"), or 183,417 such shares. Such purchases will be made subject to market conditions in open market or block transactions. Management believes that the purchase of these shares will help increase long term shareholder value by increasing earnings per share and return on equity. The Company repurchased 130,349 shares under this plan during the first quarter. The Company had 3,832 shares remaining to be repurchased under this plan at March 31, 2007.

In April 2007, the Board of Directors approved the twelfth repurchase, from time to time, on the open market of up to 5% of the Company's outstanding shares of common stock, without par value ("Common Stock"), or 175,628 such shares. The Company expects to begin buying its shares under this plan during the second quarter as they become available and upon completion of the current stock repurchase program.

Home Federal Bancorp is a bank holding company registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve"), which has been authorized by the Federal Reserve to engage in activities permissible for a financial holding company. HomeFederal Bank, its principal subsidiary, is an FDIC insured state chartered commercial bank. HomeFederal Bank was founded in 1908 and offers a wide range of consumer and commercial financial services through 19 branch offices in central and southeastern Indiana.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include expressions such as "expects," "intends," "believes," and "should," which are necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented. Home Federal Bancorp undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. The Company's ability to predict future results involves a number of risks and uncertainties, some of which have been set forth in the Company's most recent annual report on Form 10-K, which disclosures are incorporated by reference herein.


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HOME FEDERAL BANCORP
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

                                                                          March 31,    December 31
                                                                            2007           2006
                                                                          ---------    ---------
Assets:
Cash and due from banks                                                   $  54,242    $ 106,063
Securities available for sale at fair value (amortized cost $58,943 and
$57,421)                                                                     58,546       56,887

Securities held to maturity (fair value $1,627 and $1,628)                    1,631        1,635

Loans held for sale (fair value $7,073 and $7,055)                            6,939        6,925
Portfolio loans:

   Commercial loans                                                         174,334      151,781

   Commercial mortgage loans                                                227,496      227,433

   Residential mortgage loans                                               160,745      166,003

   Second & home equity loans                                               101,317      102,713

   Other consumer loans                                                      32,015       34,483

   Unearned income                                                             (141)        (153)
                                                                          ---------    ---------
Total portfolio loans                                                       695,766      682,260

Allowance for loan losses                                                    (6,703)      (6,598)
                                                                          ---------    ---------
Total portfolio loans, net                                                  689,063      675,662

Bank premises and equipment                                                  17,338       17,232

Accrued interest receivable                                                   4,517        4,679

Goodwill                                                                      1,695        1,695

Other assets                                                                 31,139       33,689
                                                                          ---------    ---------
   TOTAL ASSETS                                                           $ 865,110    $  904,467
                                                                          =========    =========

Liabilities:
Deposits:
   Demand                                                                 $  75,603    $  72,804

   Interest checking                                                         92,199      129,025

   Savings                                                                   44,768       41,710

   Money market                                                             155,986      165,605

   Certificates                                                             307,360      293,914
                                                                          ---------    ---------

 Retail deposits                                                            675,916      703,058
                                                                          ---------    ---------
   Brokered deposits                                                         19,325       22,357

   Public fund certificates                                                     440        1,744
                                                                          ---------    ---------
 Wholesale deposits                                                          19,765       24,101
                                                                          ---------    ---------

Total deposits                                                              695,681      727,159
                                                                          ---------    ---------


FHLB borrowings                                                              66,014       68,667

Short term borrowings                                                           985           --

Junior subordinated debt                                                     15,464       15,464

Accrued taxes, interest and expense                                           3,304        4,462

Other liabilities                                                            15,272       17,434
                                                                          ---------    ---------
   Total liabilities                                                        796,720      833,186
                                                                          ---------    ---------

Commitments and Contingencies

Shareholders' Equity:
 No par preferred stock; Authorized:  2,000,000 shares
  Issued and outstanding:  None
 No par common stock; Authorized:  15,000,000 shares

  Issued and outstanding: 3,512,569 and 3,610,218                            19,490       17,081

 Retained earnings, restricted                                               49,748       55,137

 Accumulated other comprehensive income/(loss), net of taxes                   (848)        (937)
                                                                          ---------    ---------

   Total shareholders' equity                                                68,390       71,281
                                                                          ---------    ---------
   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                             $ 865,110    $ 904,467
                                                                          =========    =========


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HOME FEDERAL BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share data)
(unaudited)                                               Three Months Ended
                                                              March 31,
                                                      -----------------------
Interest Income:                                         2007         2006
                                                      ----------   ----------
Short term investments                                $      433   $      249
Securities                                                   644        1,164
Commercial loans                                           3,312        1,974
Commercial mortgage loans                                  3,880        3,312
Residential mortgage loans                                 2,713        2,684
Second and home equity loans                               1,871        1,594
Other consumer loans                                         588          652
                                                      ----------   ----------
Total interest income                                     13,441       11,629
                                                      ----------   ----------

Interest Expense:
Checking and savings accounts                                517          209
Money market accounts                                      1,313          950
Certificates of deposit                                    3,439        2,452
                                                      ----------   ----------
 Total interest on retail deposits                         5,269        3,611
                                                      ----------   ----------

Brokered deposits                                            252          277
Public funds                                                   7          101
                                                      ----------   ----------
 Total interest on wholesale deposits                        259          378
                                                      ----------   ----------
 Total interest on deposits                                5,528        3,989
                                                      ----------   ----------

FHLB borrowings                                              837        1,092
Other borrowings                                               2           --
Long term debt                                                --          221

Junior subordinated debt                                     271           --
                                                      ----------   ----------
Total interest expense                                     6,638        5,302
                                                      ----------   ----------

Net interest income                                        6,803        6,327
Provision for loan losses                                    280          117
                                                      ----------   ----------
Net interest income after provision for loan losses        6,523        6,210
                                                      ----------   ----------

Non Interest Income:
 Gain on sale of loans                                       310          355
 Investment advisory services                                437          355
 Service fees on deposit accounts                          1,455        1,114
 Loan servicing income, net of impairments                   143          435
 Miscellaneous                                               562          506
                                                      ----------   ----------
Total non interest income                                  2,907        2,765
                                                      ----------   ----------

Non Interest Expenses:
 Compensation and employee benefits                        4,118        3,905
 Occupancy and equipment                                     978          950
 Service bureau expense                                      391          379
 Marketing                                                   206          338
 Miscellaneous                                             2,105        1,130
                                                      ----------   ----------
Total non interest expenses                                7,798        6,702
                                                      ----------   ----------

Income before income taxes                                 1,632        2,273
Income tax provision                                         543          749
                                                      ----------   ----------
Net Income                                            $    1,089   $    1,524
                                                      ==========   ==========

Basic earnings per common share                       $     0.30   $     0.40
Diluted earnings per common share                     $     0.30   $     0.39
Basic weighted average number of shares                3,583,844    3,802,855
Dilutive weighted average number of shares             3,681,854    3,888,330
Dividends per share                                   $    0.200   $    0.188




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Supplemental Data:                                  Three Months Ended
(unaudited)                                              March 31
                                                      --------------
                                                      2007    2006
                                                      -----   ------
Weighted average interest rate earned
    on total interest-earning assets                  6.80%   6.10%
Weighted average cost of total
    interest-bearing liabilities                      3.49%   2.87%
Interest rate spread during period                    3.31%   3.23%

Net interest margin
    (net interest income divided by average
    interest-earning assets on annualized basis) 3.44% 3.32% Total interest income divided by average
    total assets (on annualized basis)                6.20%   5.54%
Total interest expense divided by
    average total assets (on annualized basis)        3.11%   2.56%
Net interest income divided by average
    total assets (on annualized basis)                3.14%   3.01%

Return on assets (net income divided by
    average total assets on annualized basis)         0.50%   0.73%
Return on equity (net income divided by
    average total equity on annualized basis)         6.17%   8.34%





                                              March 31  December 31
                                                2007      2006
                                               -----      ----

Book value per share outstanding               $19.47    $19.74

Nonperforming Assets:
Loans: Non-accrual                             $3,423    $2,852
Past due 90 days or more                          676       459
Restructured                                      501       440
                                               ----------------
Total nonperforming loans                       4,600     3,751
Real estate owned, net                            301       416
Other repossessed assets, net                       1        20
                                               ----------------
Total Nonperforming Assets                     $4,902    $4,187

Nonperforming assets divided by total assets     0.57%     0.46%
Nonperforming loans divided by total loans       0.65%     0.54%

Balance in Allowance for Loan Losses           $6,703    $6,598



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